SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 8, 2010

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-131875	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 9, 2010, Zion Oil & Gas, Inc. (hereinafter, the "Company") appointed Marc Singer to the Board of Directors of the Company.  Mr. Singer, age 52, is a founding principal of Singer Xenos Wealth Management, a registered investment advisor since 1991.  He is also President and Principal of Singer Xenos Securities Corp., a broker-dealer.  Mr. Singer holds a Masters of Business Administration and a Bachelors of Business Administration from Florida International University and is also a Certified Financial Planner.

For his services on the Board, Mr. Singer will be compensated as a non-employee director. Currently, the Company’s non-employee directors are compensated at the rate of $1,500 per month.

Resignation of the Chief Financial Officer

By mutual agreement of the Company and Sandra Green, effective July 8, 2010, Ms. Green has resigned from her position as the Company’s Chief Financial Officer and Vice President. Ms. Green’s resignation was for personal reasons.

In connection with her resignation, on July 8, 2010, the Company and Ms. Green entered into a settlement agreement terminating Ms. Green’s employment agreement with the Company. Under the agreement, the Company agreed to remit to Ms. Green amounts payable to her in respect of deferred compensation in the approximate amount of $20,000. In accordance with the terms of her employment agreement, the Company will pay to Ms. Green all amounts payable under the employment agreement through January 31, 2011, the scheduled expiration date of her employment. Under the settlement agreement, Ms. Green furnished to the Company a general release.

Appointment of New Officers

(i)           On July 9, 2010, the Company appointed Kent Siegel as the Company’s Chief Financial Officer and Senior Vice President.  Mr. Siegel, age 54, has been continuously serving as a director of the Company since November 2003. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984.  Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA.  Mr. Siegel holds a Bachelor of Arts from Michigan State University School of Business, a Juris Doctor from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering.  In connection with his appointment as the Company’s Chief Financial Officer, on July 9, 2010, Mr. Siegel has resigned from each of the Company’s Audit, Compensation, and Nomination and Corporate Governance Committees.

The Company and Mr. Siegel are in the process of finalizing the terms of his employment agreement.

(ii) On July 9, 2010, the Company appointed Patricia J. Beals, as the Company’s Chief Accounting Officer.  Since December 2009, Ms. Beals, age 57, has been employed by the Company with a primary focus on Sarbanes-Oxley compliance.  From August 2007 to June 2009, Ms. Beals was affiliated with Ajilon Financial Solutions, a professional recruitment firm, as the Practice Director managing the company’s Dallas division.  Prior to such time, from August 2006 to August 2007, she worked at Robert Half Management Resources, a professional recruitment firm, where she placed senior level accounting and finance professionals on a project or interim basis.  From January 2005 to August 2006, she worked at Matrix Bancorp, a financial institution, where she was a Vice President, Director of Sarbanes Oxley and oversaw the firm’s Sarbanes-Oxley compliance.  Ms. Beals started her career with KPMG and has worked for several major international companies, including, Mead Corporation and International Paper, where she served as a manager of business analysis.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(i) Settlement Agreement, dated as of July 8, 2010 between Zion Oil & Gas, Inc. and Sandra Green.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 9, 2010

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg

Richard J. Rinberg
Chief Executive Officer